Exhibit 99.1

News Release
Global Headquarters: 200 Innovation Way, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT:	Ed Markey
330-796-8801
ANALYST CONTACT:	Christina Zamarro
330-796-1042
FOR IMMEDIATE RELEASE

Goodyear Reports First Quarter 2018 Results

- Goodyear net income of $75 million, segment operating income of $281 million

- Market outperformance in U.S., Europe in ≥ 17-inch rim size segment

- Americas operating income of $127 million, operating margin of 6.6%

- Europe, Middle East and Africa operating income of $78 million, operating margin of 5.9%

- Asia Pacific operating income of $76 million, operating margin of 13.3%

- TireHub to further strengthen Company’s aligned distribution network, value proposition

- Company reaffirms 2018 segment operating income guidance of $1.8-$1.9 billion excluding

  TireHub transition; confirms 2020 segment operating income target of $2.0-$2.4 billion

AKRON, Ohio, April 25, 2018 – The Goodyear Tire & Rubber Company today reported results for the first quarter of 2018.

“We are pleased with our first quarter results given higher raw material costs and weaker demand than we expected in the quarter,” said Richard J. Kramer, chairman, chief executive officer and president. “These results were highlighted by our performance in the 17-inch-and-larger segment in consumer replacement, which delivered more than double the industry growth in the U.S. and Europe,” he added.

Goodyear expects to benefit from its recently announced plan to establish TireHub, a leading national tire distribution joint venture in the United States. The new venture will allow the company to work more closely with its customers in the future and deliver an enhanced brand experience for consumers as buying habits continue to evolve.

“TireHub will deliver best-in-class service for our retail and fleet customers and will be the cornerstone of our aligned distribution network, including our company-owned retail stores,” said Kramer. “TireHub will strengthen our ability to promote our premium brands, our industry-leading e-commerce solution and our strategy of targeting the industry’s most profitable, large rim size segments. This agreement increases our confidence in delivering on our long-term targets.”

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Goodyear’s first quarter 2018 sales were $3.8 billion, up 4 percent from a year ago. Tire unit volumes totaled 39 million, down 2.5 percent from 2017. Original equipment unit volume was down 4 percent, primarily driven by declines in the less-than-17-inch rim size segment in EMEA. Replacement tire shipments were down 2 percent, largely due to reduced industry demand for consumer tires in the U.S. and Europe.

Goodyear’s first quarter 2018 net income was $75 million (31 cents per share), down from $166 million (65 cents per share) a year ago. First quarter 2018 adjusted net income was $122 million (50 cents per share), compared to $189 million (74 cents per share) in 2017. Per share amounts are diluted.

The company reported first quarter segment operating income of $281 million in 2018, down from $390 million a year ago. The decrease was driven by the impact of higher raw material costs.

Reconciliation of Non-GAAP Financial Measures

See the note at the end of this release for further explanation and reconciliation tables for Segment Operating Income and Margin; Adjusted Net Income; and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2018 and 2017 periods.

Business Segment Results

Americas

	First Quarter
(in millions)	2018	2017

Tire Units	16.7	17.2
Sales	$ 1,929	$ 1,958
Segment Operating Income	127	216
Segment Operating Margin	6.6%	11.0%

Americas’ first quarter 2018 tire unit volume was down 3 percent. Sales of $1.9 billion were down 2 percent primarily due to lower unit volume. Original equipment unit volume was down 3 percent driven by production declines in the U.S. Consumer replacement tire shipments in the U.S. were down 3 percent which outperformed USTMA industry members, who were down 5 percent.

First quarter 2018 segment operating income of $127 million was down 41 percent from the prior year. The decline was driven by increased raw material costs, lower price/mix and the effect of lower volume.

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Europe, Middle East and Africa

	First Quarter
(in millions)	2018	2017

Tire Units	14.7	15.5
Sales	$1,330	$1,239
Segment Operating Income	78	101
Segment Operating Margin	5.9%	8.2%

Europe, Middle East and Africa’s first quarter 2018 sales increased 7 percent from last year to $1.3 billion, due to favorable foreign currency translation and improved price/mix, partially offset by reduced tire volume. Original equipment unit volume was down 14 percent, primarily driven by declines in the less-than-17-inch rim size segment. Replacement tire shipments were down 2 percent, driven by decreased industry demand in the consumer business.

First quarter 2018 segment operating income of $78 million was down 23 percent from the prior year because of higher raw material costs, which more than offset improvements in price/mix, and lower volume.

Asia Pacific

	First Quarter
(in millions)	2018	2017

Tire Units	7.6	7.3
Sales	$571	$502
Segment Operating Income	76	73
Segment Operating Margin	13.3%	14.5%

Asia Pacific’s first quarter 2018 sales increased 14 percent from last year to $571 million primarily because of improved price/mix, favorable foreign currency translation and higher tire volumes. Tire unit volumes were up 4 percent. Original equipment unit volume was up 11 percent. Replacement tire shipments were flat.

First quarter 2018 segment operating income of $76 million was up 4 percent from last year reflecting higher volume and reduced conversion costs, which were partially offset by higher raw material costs, net of price/mix improvements.

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TireHub

On April 16, 2018, the company announced an agreement with Bridgestone Americas, Inc. to form TireHub, LLC, a 50/50 joint venture that will combine Goodyear’s company-owned wholesale distribution business and Bridgestone’s tire wholesale warehouse business. The transaction is expected to close in June 2018, subject to customary closing conditions and regulatory approvals. In conjunction with this transaction, the Company expects to transition volume representing approximately 10 million units of annual sales – primarily to TireHub, but to other aligned distributors as well – beginning during the second quarter of 2018. Given the temporary disruption associated with the start-up of TireHub, the Company expects a near-term reduction in volume of up to 1.5 million units in 2018.

Financial Targets

The company reaffirmed its 2018 segment operating income guidance of $1.8 to $1.9 billion, excluding the TireHub transition, and confirmed its 2020 segment operating income target of $2.0 to $2.4 billion.

Shareholder Returns

The company paid a quarterly dividend of 14 cents per share of common stock on March 1, 2018. The Board of Directors has declared a quarterly dividend of 14 cents per share payable June 1, 2018, to shareholders of record on May 1, 2018.

As a part of its previously announced $2.1 billion share repurchase program, the company repurchased approximately 875 thousand shares of its common stock for $25 million during the first quarter. Since its inception, purchases under the program total 45 million shares for $1.3 billion.

Conference Call

Goodyear will hold an investor conference call at 9 a.m. today. Prior to the commencement of the call, the company will post the financial and other related information that will be presented on its investor relations website: http://investor.goodyear.com.

Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; and Laura K. Thompson, executive vice president and chief financial officer.

Investors, members of the media and other interested persons can access the conference call on the website or via telephone by calling either (877) 888-4291 or (785) 424-1878 before 8:55 a.m. and providing the Conference ID “Goodyear.” A taped replay will be available by calling (800) 839-1198 or (402) 220-0458. The replay will also remain available on the website.

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Goodyear is one of the world’s largest tire companies. It employs about 64,000 people and manufactures its products in 48 facilities in 22 countries around the world. Its two Innovation Centers in Akron, Ohio and Colmar-Berg, Luxembourg strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; foreign currency translation and transaction risks; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(financial statements follow)

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Operations (unaudited)

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2018	2017

NET SALES	$3,830	$3,699

Cost of Goods Sold	2,976	2,760
Selling, Administrative and General Expense	591	576
Rationalizations	37	29
Interest Expense	76	87
Other (Income) Expense	37	8

Income before Income Taxes	113	239
United States and Foreign Tax Expense	33	70

Net Income	80	169
Less: Minority Shareholders’ Net Income	5	3

Goodyear Net Income	$75	$166

Goodyear Net Income - Per Share of Common Stock

Basic	$0.31	$0.66

Weighted Average Shares Outstanding	240	252

Diluted	$0.31	$0.65

Weighted Average Shares Outstanding	244	256

Cash Dividends Declared Per Common Share	$0.14	$0.10

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In millions)	March 31,	December 31,
	2018	2017
Assets:
Current Assets:
Cash and Cash Equivalents	$837	$1,043
Accounts Receivable, less Allowance - $119 ($116 in 2017)	2,509	2,025
Inventories:
Raw Materials	501	466
Work in Process	158	142
Finished Products	2,236	2,179

	2,895	2,787
Prepaid Expenses and Other Current Assets	247	224

Total Current Assets	6,488	6,079
Goodwill	606	595
Intangible Assets	140	139
Deferred Income Taxes	2,039	2,008
Other Assets	805	792
Property, Plant and Equipment less Accumulated Depreciation - $10,350 ($10,078 in 2017)	7,502	7,451

Total Assets	$17,580	$17,064

Liabilities:
Current Liabilities:
Accounts Payable-Trade	$2,850	$2,807
Compensation and Benefits	534	539
Other Current Liabilities	898	1,026
Notes Payable and Overdrafts	332	262
Long Term Debt and Capital Leases due Within One Year	327	391

Total Current Liabilities	4,941	5,025
Long Term Debt and Capital Leases	5,600	5,076
Compensation and Benefits	1,478	1,515
Deferred Income Taxes	101	100
Other Long Term Liabilities	498	498

Total Liabilities	12,618	12,214

Commitments and Contingent Liabilities

Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares – 240 million (240 million in 2017) after deducting 38 million treasury shares (38 million in 2017)	240	240
Capital Surplus	2,280	2,295
Retained Earnings	6,084	6,044
Accumulated Other Comprehensive Loss	(3,867)	(3,976)

Goodyear Shareholders’ Equity	4,737	4,603
Minority Shareholders’ Equity – Nonredeemable	225	247

Total Shareholders’ Equity	4,962	4,850

Total Liabilities and Shareholders’ Equity	$17,580	$17,064

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(In millions)	Three Months Ended
	March 31,
	2018	2017

Cash Flows from Operating Activities:
Net Income	$80	$169
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	199	185
Amortization and Write-Off of Debt Issuance Costs	3	3
Provision for Deferred Income Taxes	(17)	40
Net Rationalization Charges	37	29
Rationalization Payments	(106)	(18)
Net (Gains) Losses on Asset Sales	2	(1)
Pension Contributions and Direct Payments	(21)	(25)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(467)	(478)
Inventories	(81)	(191)
Accounts Payable - Trade	99	73
Compensation and Benefits	(16)	(61)
Other Current Liabilities	(64)	18
Other Assets and Liabilities	(37)	(29)

Total Cash Flows from Operating Activities	(389)	(286)
Cash Flows from Investing Activities:
Capital Expenditures	(248)	(271)
Asset Dispositions	--	1
Short Term Securities Acquired	(8)	(11)
Short Term Securities Redeemed	8	11

Total Cash Flows from Investing Activities	(248)	(270)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	584	51
Short Term Debt and Overdrafts Paid	(518)	(82)
Long Term Debt Incurred	1,652	1,838
Long Term Debt Paid	(1,226)	(1,369)
Common Stock Issued	1	9
Common Stock Repurchased	(25)	(25)
Common Stock Dividends Paid	(34)	(25)
Transactions with Minority Interests in Subsidiaries	(22)	--
Debt Related Costs and Other Transactions	(13)	1

Total Cash Flows from Financing Activities	399	398
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	16	20

Net Change in Cash, Cash Equivalents and Restricted Cash	(222)	(138)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	1,110	1,189

Cash, Cash Equivalents and Restricted Cash at End of the Period	$888	$1,051

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Non-GAAP Financial Measures (unaudited)

This earnings release presents Total Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes.

The most directly comparable U.S. GAAP financial measure to Total Segment Operating Income is Goodyear Net Income and to Total Segment Operating Margin is Return on Net Sales (which is calculated by dividing Goodyear Net Income by Net Sales).

Adjusted Net Income is Goodyear Net Income as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted EPS is the company’s Adjusted Net Income divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income and Adjusted Diluted EPS are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies.

The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP financial measure, Total Segment Operating Income, to the most directly comparable U.S. GAAP financial measure, Goodyear Net Income, because management cannot reliably predict all of the necessary components of Goodyear Net Income without unreasonable effort. Goodyear Net Income includes several significant items that are not included in Total Segment Operating Income, such as rationalization charges, other (income) expense, pension curtailments and settlements, and income taxes. The decisions and events that typically lead to the recognition of these and other similar non-GAAP adjustments, such as a decision to exit part of the company’s business, acquisitions and dispositions, foreign currency exchange gains and losses, financing fees, actions taken to manage the company’s pension liabilities, and the recording or release of tax valuation allowances, are inherently unpredictable as to if or when they may occur. The inability to provide a reconciliation is due to that unpredictability and the related difficulty in assessing the potential financial impact of the non-GAAP adjustments. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to the company’s future financial results.

See the tables below for reconciliations of historical Total Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measures.

Segment Operating Income and Margin Reconciliation Table

	Three Months Ended
	March 31,

(In millions)	2018	2017

Total Segment Operating Income	$ 281	$ 390
Rationalizations	37	29
Interest Expense	76	87
Other (Income) Expense	37	8
Asset Write-offs and Accelerated Depreciation	1	8
Corporate Incentive Compensation Plans	4	15
Intercompany Profit Elimination	(3)	(3)
Retained Expenses of Divested Operations	3	3
Other	13	4

Income before Income Taxes	$ 113	$ 239
United States and Foreign Tax Expense	33	70
Less: Minority Shareholders Net Income	5	3

Goodyear Net Income	$ 75	$ 166

Net Sales	$3,830	$3,699
Return on Net Sales	2.0%	4.5%
Total Segment Operating Margin	7.3%	10.5%

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Adjusted Net Income and Adjusted Diluted Earnings per Share Reconciliation Table

First Quarter 2018	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS

(In millions, except EPS)
As Reported	$ 113	$33	$5	$75	244	$0.31
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	38	11		27		0.11
Discrete Tax Items		(7)		7		0.03
Pension Standard Change	9	2		7		0.03
Transaction Costs Related to TireHub	4	1		3		0.01
Hurricane Effect	3			3		0.01

	54	7	--	47		$ 0.19

As Adjusted	$ 167	$ 40	$ 5	$ 122	244	$ 0.50

First Quarter 2017	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS

(In millions, except EPS)
As Reported	$ 239	$ 70	$ 3	$ 166	256	$0.65
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	37	12		25		0.10
Discrete Tax Items		2		(2)		(0.01)

	37	14	--	23		$ 0.09

As Adjusted	$ 276	$ 84	$ 3	$ 189	256	$ 0.74